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                                                                Exhibit 15(d)

                       AMENDMENT TO PLAN AND AGREEMENT
                            PURSUANT TO RULE 12b-1


        This Amendment, made and entered into as of September 18, 1996, amends the Plan and Agreement Pursuant to Rule 12b-1 dated September 1, 1990, as amended June 28, 1991 (the "Plan and Agreement") by and between Asset Management Fund, Inc. (formerly, Asset Management Fund for Financial Institutions, Inc.), a Maryland corporation (the "Fund"), and Shay Financial Services Co., an Illinois general partnership ("Shay").



                                 WITNESSETH:


        WHEREAS, Shay has entered into a Distribution Agreement as of this same date to serve as distributor of the shares of the Fund; and



        WHEREAS, upon entering into the Distribution Agreement with Shay the Fund desires to retain Shay to continue to provide the same services for the same compensation as set forth in the Plan and Agreement, and Shay desires to be so retained;



        NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree to amend the Plan and Agreement as follows:



        1. Distribution. Shay is responsible for the distribution, promotion and marketing of the Fund's Shares.



        2. It is understood and agreed that Shay will act as a "principal underwriter" of the Fund pursuant to the Distribution Agreement.


        3. Terms used herein shall have the same meaning as set forth in the Plan and Agreement.

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        IN WITHESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of September 18, 1996.



                                ASSET MANAGEMENT FUND, INC.



ATTEST:




/s/ Rodger D. Shay            By:  /s/ Edward E. Sammons, Jr.
---------------------             ------------------------------
    Rodger D. Shay                     Edward E. Sammons, Jr.




                              SHAY FINANCIAL SERVICES CO.



ATTEST:



/s/ Edward E. Sammons, Jr.    By:  /s/ Rodger D. Shay
----------------------------       -----------------------------
    Edward E. Sammons, Jr.             Rodger D. Shay







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